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                                                                  EXHIBIT 10.8


                                                                 [VERIZON LOGO]
                                                    Verizon Communications Inc.
                                                    1095 Avenue of the Americas
                                                       New York, New York 10036

August 13, 2002

Genuity Inc.
225 Presidential Way
Woburn, MA 01801

JP Morgan Chase Bank,
as Agent, and
each of the Lenders,
as defined herein

                                STANDSTILL AGREEMENT

     Reference is made to the Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of March 5, 2001 by and between Verizon Investments Inc., a Delaware corporation ("Verizon Investments"), and Genuity Inc., a Delaware corporation ("Genuity"). Capitalized terms not otherwise defined herein shall have the meanings specified therefor in the Credit Agreement.

     Verizon Investments and Genuity recognize that certain Events of Default
(a) have occurred and are continuing under the Credit Agreement as a result of the conversion by affiliates of Verizon Investments of Class B common shares of Genuity into Class A Shares and (b) are expected to occur and be continuing attributable to events relating to insolvency or similar proceedings (including, without limitation, the financial condition, payment of taxes by, or solvency of) Integra S.A., a 93% owned subsidiary of Genuity organized under the laws of France (collectively, the "Existing Defaults").

     Verizon Investments and Verizon Communications Inc., a Delaware corporation ("VCI" and, together with Verizon Investments, "Verizon"), hereby agree and acknowledge to and for the benefit of each of Genuity, JP Morgan Chase Bank, as agent (the "Agent") and the lenders (the "Lenders") party to the $2,000,000,000 Amended and Restated Credit Agreement, dated as of September 24, 2001, among Genuity, the Agent, the Lenders and the other parties party thereto (as amended from time to time, the "Revolving Credit Agreement") the following:

     During the period (the "Verizon Standstill Period") commencing on July 29, 2002 and ending on September 12, 2002 (or November 12, 2002, if the Second Standstill Period, as defined in the Standstill Agreement No. 2 referred to below, is in effect) or such earlier date on which the Standstill Period (or the Second Standstill Period, as applicable) (each as contemplated by, and as defined in, Standstill Agreement No. 2, dated as of August 12, 2002 between Genuity and the Lenders party thereto (the "Standstill Agreement No. 2")) terminates or is rescinded (in any such event, the "Termination

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Genuity Inc.
August 13, 2002
Page 2

Agreement No. 2")) terminates or is rescinded (in any such event, the "Termination Date"), Verizon agrees (i) with respect to the Existing Defaults, that it will not exercise any of its rights or remedies under or with respect to the Credit Agreement, including, without limitation, any right to declare any or all amounts payable under the Credit Agreement to be immediately due and payable, and (ii) that it will not commence or cause to be commenced or file any suit, proceeding or litigation in any court, governmental agency or arbitrator against or directly affecting Genuity in any way relating to the Credit Agreement.

     On the Termination Date, without any further action by Verizon, all of the terms and provisions set forth in the Credit Agreement with respect to the Existing Defaults shall have the same force and effect as if this Agreement had not been entered into by the parties hereto, and Verizon shall have all of the rights and remedies afforded to it under the Credit Agreement and applicable law with respect to the Existing Defaults as though no standstill had been granted by it hereunder. Except as expressly set forth herein, nothing in this Agreement shall affect the rights and remedies of Verizon under or in connection with the Credit Agreement with respect to any Event of Default, other than the Existing Defaults, or any other event or occurrence.

     During the Verizon Standstill Period, Verizon agrees not to take any action that would permit a rescission under Section 3(d) or 6(d) if applicable of Standstill Agreement No. 2.

     Nothing herein shall be interpreted as requiring Verizon to make any additional advances under the Credit Agreement.

     This Agreement shall be effective immediately upon the execution hereof as of the date hereof.


                                           VERIZON COMMUNICATIONS INC.

                                           By: /s/ William F. Heitmann
                                               ------------------------------
                                               Title: Senior Vice President
                                                      and Treasurer


                                           VERIZON INVESTMENTS INC.

                                           By: /s/ Janet M. Garrity
                                               ------------------------------
                                               Title: President


Accepted and agreed to

GENUITY INC.

By: /s/ Daniel P. O'Brien
    -----------------------------------
    Title: Executive Vice President and
           Chief Financial Officer